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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 27, 2000 relating to the financial statements and financial statement schedule, which appears in Pinnacle Holdings Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated July 10, 2000, July 14, 2000, July 18, 2000, and July 21, 2000 relating to the financial statements of Microcell Management, Inc., Tucker-Valley Communications, Tower Ventures II, LLC, and Beverly Hills Center, LLC, respectively, which appear in the Current Report on Form 8-K of Pinnacle Holdings Inc. dated August 4, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                              /s/ PRICEWATERHOUSECOOPERS LLP



Tampa, FL


August 4, 2000